Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed
Securities Trust 2004-HE1, Asset-Backed Certificates, Series 2004-HE1 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
I-A-1
Mellon Trust of New England, National Association
53,358,000
100%
525 William Penn Place, Suite 3418
Pittsburgh, PA 15259

I-A-2
UBSSEC/CMO
42,697,000
100%
299 Park Avenue
New York, NY 10171

II-A-1
FA MA INVT
136,799,000
100%
3900 Wisconsin Avenue NW
Washington, DC 20016

II-A-2
JP Morgan Chase Bank NA
11,199,000
74%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank NA
4,000,000
26%
135 S. LaSalle Street
Chicago, IL 60603

III-A
FHL/RETAIN
149,378,000
100%
155 Parkrun Drive
Mail Stop 5DN
McLean, VA 22102

JP Morgan Chase Bank NA
12,500,000
36%
14201 Dallas Parkway
Dallas, TX 75254

Citibank
7,000,000
20%
3800 Citibank Center B3-15
Tampa, FL 33610

LaSalle Bank NA
9,101,000
26%
135 S. LaSalle Street
Chicago, IL 60603

Investors Bank
2,500,000
7%
200 Clarendon St., Ninth Floor
Corporate Actions Unit/TOP57
Boston, MA 02116

SSB&T Co.
2,500,000
7%
1776 Heritage Dr.
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

Bank of New York/Suntrust
27,081,000
100%
One Wall Street
New York, NY 10286

Comerica
4,000,000
45%
411 West Lafayette
Mail Code 3404
Detroit, MI 48226
Fleet National Bank
2,388,000
27%
159 East Main Street
Rochester NY 14638

SSB&T Co.
2,388,000
27%
1776 Heritage Dr.
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

JP Morgan Chase Bank NA
6,519,000
100%
14201 Dallas Parkway
Dallas, TX 75254

JP Morgan Chase Bank NA
1,872,000
26%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank NA
5,400,000
74%
135 S. LaSalle Street
Chicago, IL 60603

Bear Stearns
1,500,000
24%
One MetroTech Center North, Fourth Floor
Brooklyn, NY 11201-3862

LaSalle Bank NA
4,768,000
76%
135 S. LaSalle Street
Chicago, IL 60603